Reporters May Contact:
                                                                   David Shein
                                                             RFBinder Partners
                                                                (212) 994-7514
                                                      david.shein@rfbinder.com

                                                        Investors May Contact:
                                                                 Stacey Yonkus
                                                  Director, Investor Relations
                                                                  203/356-4424
                                                        syonkus@asburyauto.com

              Asbury Automotive Group Names J. Gordon Smith New CFO

     STAMFORD, Conn., September 17, 2003 -- Asbury Automotive Group, Inc. (NYSE:
ABG), one of the largest automotive retail and service companies in the U.S., today announced that J. Gordon Smith has been named Senior Vice President and Chief Financial Officer. Mr. Smith will replace Thomas F. Gilman, who has decided to leave Asbury.

Mr. Smith joins Asbury with over 26 years of financial management experience with General Electric Co. The last twelve years he has served as Chief Financial Officer for three of GE's largest Commercial Finance businesses: Corporate Financial Services, Commercial Equipment Finance and Capital Markets. During his tenure, these businesses developed into global leaders in their fields and were consistently recognized for outstanding achievement by GE. These businesses experienced solid double-digit profit increases each year under his leadership, both through organic and acquisition growth, as he over saw the acquisition of over $40 billion in assets. Mr. Smith graduated from the University of Massachusetts with a B.B.A in Accounting and is a graduate of GE's highly regarded Financial Management Program.

"Gordon Smith's track record at GE is truly outstanding, and we are fortunate to be able to add someone of his caliber to Asbury's senior management team," said Kenneth B. Gilman, President and CEO of Asbury Automotive. "Gordon's vast knowledge of the capital markets, experience growing billion dollar companies organically and through acquisitions, and the financial disciplines he learned at GE should prove to be invaluable to Asbury's growth strategy. At the same time, we would also like to thank Tom Gilman for his many contributions to the company, including leading us through our successful initial public offering and a subsequent $250 million subordinated debt offering. For the past two and a half years, Tom has been commuting between Connecticut and his home in Michigan, and he has decided to return to Michigan to spend more time with his family."

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in Stamford, Connecticut, is one of the largest automobile retailers in the U.S., with 2002 revenues of $4.5 billion. Built through a combination of organic growth and a series of strategic acquisitions, Asbury now operates through nine geographically concentrated, individually branded "platforms." These platforms currently operate 95 retail auto stores, encompassing 138 franchises for the sale and servicing of 35 different brands of American, European and Asian automobiles. Asbury believes that its product mix includes one of the highest proportions of luxury and mid-line import brands among leading public U.S. automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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